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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported):   November 15, 1996
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                            West Coast Bancorp, Inc.
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             (Exact Name of Registrant as Specified in its Charter)




           Florida                        0-21564                   65-0018667
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(State or Other Jurisdiction      (Commission File Number)        (IRS Employer
       Incorporation)                                             Identification
                                                                      Number)




2724 Del Prado Boulevard South, Cape Coral, Florida                       33904
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   (Address of Principal Executive Offices)                           (Zip Code)





Registrant's telephone number, including area code:               (813) 772-2220
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ITEM 5.  OTHER EVENTS.

         West Coast Bancorp, Inc. a Florida corporation ("West Coast"), F.N.B. Corporation, a Pennsylvania corporation ("FNB"), and Southwest Banks, Inc., a Florida corporation which will be a wholly-owned subsidiary of FNB, have entered into an Agreement and Plan of Merger dated November 15, 1996 ("Merger Agreement") pursuant to which, among other things, West Coast will be merged with and into Southwest, with Southwest as the surviving corporation (the "Merger"). A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The press release describing the proposed Merger is attached hereto as Exhibit 99.1.

         FNB is a Pennsylvania-based bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), with total assets of approximately $1.7 billion. Pursuant to the terms of the Merger Agreement, each West Coast common share, $1.00 par value per share ("West Coast Common Shares"), other than certain shares owned by FNB or its subsidiaries, issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger will be converted into 0.794 shares of FNB common stock, $2.00 par value per share ("FNB Common Stock"). No fractional shares of FNB Common Stock will be issued in the Merger, and West Coast shareholders who otherwise would be entitled to receive a fractional share of FNB Common Stock will receive a cash payment in lieu thereof. Outstanding warrants and options held by employees and directors of West Coast will be converted into FNB options at the same exchange ratio. In addition, the Merger Agreement provides that through the Effective Time, not only may West Coast continue to declare and pay regular quarterly dividends to its shareholders, it may increase the amount of its dividend to that amount of dividends which is currently paid by FNB to its shareholders, as adjusted by the exchange ratio.

         The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be accounted for under the pooling of interest method.

         FNB and Southwest entered into an Agreement and Plan of Merger dated February 2, 1996 ("FNB/Southwest Merger Agreement") pursuant to which Southwest will be merged with and into a wholly-owned FNB subsidiary on or about January 19, 1997, with Southwest as the surviving corporation. As a result of the FNB/Southwest Merger, Southwest will become a wholly-owned subsidiary of FNB. The Merger between Southwest and West Coast which is the subject of the Merger Agreement is expected to take place after consummation of the FNB/Southwest Merger. If the FNB/Southwest Merger is not completed prior to closing of the Merger, the Merger Agreement provides for the Merger of West Coast into another wholly-owned FNB subsidiary.

         Consummation of the Merger is subject to a number of conditions, including: (i) receipt of the approval of a majority of the outstanding West Coast Common Shares, (ii) receipt of all requisite governmental and regulatory approvals (including approval of the Board of Governors of the Federal Reserve System), (iii) West Coast's receipt of a fairness opinion from its investment banker within five days from the date of its proxy statement, (iv) effectiveness of a registration statement to be filed by FNB with the Securities and Exchange Commission ("SEC") with respect to the FNB Common Stock to be issued in the Merger, (v) receipt of a letter from FNB's independent public accountants that the Merger will be accounted as a pooling of interests, (vi) receipt of a favorable opinion of counsel with respect to the tax free nature of certain aspects of the Merger, and (vii) the satisfaction of certain other closing conditions customary in a transaction of this type. The Merger Agreement provides that the Board of Directors of Southwest's subsidiary banks after the Merger will include current members of the West Coast Board of Directors for at least one year. The Merger Agreement is subject to termination under certain circumstances, including if the Merger is not consummated by September 30, 1997. In addition,





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West Coast may terminate the Merger Agreement if the average of the high bid and low asked prices of the FNB Common Stock in the over-the-counter market for the ten consecutive trading day period ending on the fifth business day prior to the Effective Time is less than $20.625.

         Concurrently with the execution of the Merger Agreement, West Coast and FNB entered into a Stock Option Agreement (the "FNB Option") pursuant to which West Coast has granted FNB an option to purchase up to 426,991 West Coast Common Shares at a price, subject to certain customary anti-dilution rights and adjustments, of $15.00 per share (representing approximately 19.9% of the outstanding shares on a fully diluted basis assuming exercise of all the currently existing outstanding warrants and options to purchase West Coast Common Shares). The FNB Option was granted by West Coast as an inducement and condition to FNB's willingness to enter into the Merger Agreement. A copy of the FNB Option is an exhibit to the Merger Agreement and is attached hereto as
Exhibit 10.1 and is incorporated herein by reference.

         The FNB Option is exercisable only upon the occurrence of an "Initial Triggering Event" (as defined in the FNB Option) and a "Subsequent Triggering Event" (as defined in the FNB Option) prior to termination of the FNB Option.

         The FNB Option will expire upon the occurrence of any of the following:
(i) the Effective Time of the Merger, (ii) the termination of the Merger Agreement if termination occurs prior to an Initial Triggering Event (unless termination was due to (a) FNB's inability to satisfy a condition to closing,
(b) failure to receive the requisite West Coast shareholders approval following a favorable recommendation by the West Coast Board of Directors, or (c) the withdrawal of the fairness opinion of West Coast's investment banker, in which case the FNB Option will expire upon termination of the Merger Agreement notwithstanding the occurrence of a Initial Triggering Event), (iii) the passage of 12 months after termination of Merger Agreement if termination follows the occurrence of an Initial Triggering Event not subject to the parenthetical above, or (iv) such other date as the parties may agree.

         An Initial Triggering Event, the occurrence of which serves as a condition precedent to exercise of the FNB Option and, under certain circumstances, serves to extend the term of the FNB Option beyond a termination of the Merger Agreement, generally includes (i) West Coast, without the prior written consent of FNB, entering into or its Board of Directors recommending shareholder approval of, an agreement with a third party to effect any of the following transactions (each an "Acquisition Transaction"): (a) a merger, consolidation, or a similar transaction involving West Coast or any of its subsidiaries, (b) a purchase, lease, or other acquisition of all or substantially all of the assets or deposits of West Coast of any of its subsidiaries, or (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange, or otherwise of securities representing 15% or more of the voting power of West Coast or any of its subsidiaries; (ii) any person (excluding the officers and directors of West Coast) other than FNB, acquiring beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding West Coast Common Shares; (iii) failure of West Coast shareholders to approve the Merger Agreement after withdrawal of the West Coast Board of Directors' recommendation that shareholders approve the Merger which withdrawal occurs following its authorization, recommendation, or a public proposal of an intent or authorization to engage in an Acquisition Transaction with a third party; (iv) receipt of a bona fide proposal from a third party having economic value at least equal to the Merger, (v) willful breach of the Merger Agreement by West Coast in anticipation of engaging in an Acquisition Transaction with a third party; or (vi) filing of application or notice by third party with, and which has been accepted by, the Federal Reserve Board or other banking authority seeking approval to engage in an Acquisition Transaction.





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         Notwithstanding the occurrence of an Initial Triggering Event, the FNB
Option will become exercisable only if a Subsequent Triggering Event shall occur thereafter but prior to termination of the FNB Option. A Subsequent Triggering Event generally includes any acquisition by a third party of 25% or more of the outstanding West Coast Common Shares or any Acquisition Transaction of the type referred to in clause (i) of the preceding paragraph, except that the percentage referred to in clauses (i)(c) shall be 25%.

         As more fully set forth in the FNB Option, FNB (or a subsequent holder of an FNB Option or the shares issued thereunder) has the right under specified circumstances to require West Coast to repurchase the FNB Option or such shares. West Coast's ability to engage in a subsequent pooling of interests transaction may be adversely affected if holders of the FNB Option exercise such rights. In addition, the FNB Option provides holders of the FNB Option with certain rights to require West Coast to register the West Coast Common Shares acquired by or issuable upon the exercise of the FNB Option under the Securities Act of 1933, as amended.

         The foregoing summary of the contents of the Merger Agreement and the FNB Option is qualified in its entirety by reference to Exhibits 2.1 and 10.1 hereto.

         On November 15, 1996, West Coast announced the execution of the definitive Merger Agreement with FNB and its general terms.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Not Applicable

(b)      Not Applicable

(c)      Exhibits required by Item 601 of Regulation S-B


EXHIBIT NO.      DESCRIPTION

   2.1 Agreement and Plan of Merger dated November 15, 1996, by and among F.N.B.Corporation, Southwest Banks, Inc. and West Coast Bancorp, Inc.

  10.1 Stock Option Agreement, dated November 15, 1996 by and between F.N.B. Corporation and West Coast Bancorp, Inc.

  99.1           Press Release, issued November 15, 1996, regarding the Merger.





       [Rest of Page Intentionally Blank.  Signatures on following Page.]





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  WEST COAST BANCORP, INC.

Date:  November 26, 1996          By:  /s/ Michael P. Geml
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                                           Michael P. Geml
                                           President and Chief Executive Officer
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                                 EXHIBIT INDEX


EXHIBIT NO.      DESCRIPTION

   2.1 Agreement and Plan of Merger dated November 15, 1996, by and among F.N.B.Corporation, Southwest Banks, Inc. and West Coast Bancorp, Inc.

  10.1 Stock Option Agreement, dated November 15, 1996 by and between F.N.B. Corporation and West Coast Bancorp, Inc.

  99.1           Press Release, issued November 15, 1996, regarding the Merger.